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                                Rule 424(b)(3)
                          Registration No. 33-60071

PRICING SUPPLEMENT NO. 33 DATED OCTOBER 10, 1996 TO PROSPECTUS DATED JULY 14, 1995 AND PROSPECTUS SUPPLEMENT DATED JULY 19, 1995


                             SARA LEE CORPORATION
                         Medium-Term Notes, Series C
                                 (Fixed Rate)


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
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Principal Amount:  $8,250,000                                                           Issue Date:  October 16, 1996
Issue Price:  99.932%                                                                   Stated Maturity:  October 18, 1999
Commission of Selling Agents:  NIL                                                      Specified Currency:  U.S. Dollars
Net Proceeds to Issuer:  $8,244,390                                                     Form:     X    Global
Interest Rate:  6.40%                                                                            ---
Selling Agents:  Salomon Brothers                                                                      Certificated
Trade Date:  October 10, 1996                                                                    ----

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Interest Payment Dates:                                                                 Amortizing Notes:
X  As specified in Prospectus Supplement                                                      Yes
--                                                                                      ----
   Other (specify) _____________________                                                  X   No
--                                                                                      ----
Regular Record Date:                                                                     Each payment of principal of, and interest
X  As specified in Prospectus Supplement                                                on, the Notes will be made:
--
   Other (specify) _____________________                                                         Quarterly
--
Original Issue Discount Note:                                                             X     Semiannually
                                                                                        -------
   Yes X No                                                                                     Other (specify) __________________
--     -                                                                                -------
Original Issue Discount ____________________%                                           Interest rate may be reset: __Yes  X No
Yield to Maturity: ________________________%                                                    Terms of reset:           --
Repurchase Price (for Discount Securities):                                             Redemption Information:

Other Provisions:                                                                       Repayment Information
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The aggregate principal amount of this offering is U.S. $8,250,000 and relates only to Pricing Supplement No. 33.  Medium-Term
Notes, Series C, may be issued by the Company in the aggregate principal amount of up to U.S. $500,000,000 or the equivalent in foreign currencies or foreign currency units.  To date, including this offering, an aggregate of U.S. $357,000,000 or the equivalent in foreign currency or foreign currency units of Medium-Term Notes, Series C, have been issued.
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        TYPE OF SALE:                                   IF PRINCIPAL, TRANSACTION, REOFFERING AT:

     As Agent                          X  varying prices related to prevailing market prices at the time of resale
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 X   As Principal                         fixed public offering prices of _______% of Principal Amount
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